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                                                           Ex. 10.5


                              EMPLOYMENT AGREEMENT


         This Employment Agreement is made and entered into by and between iPrint, inc. (the "Company") and Ed Sanden ("Employee") as of April 29, 1999 (the "Effective Date").

         1. POSITION AND DUTIES: Employee shall be employed by the Company as its Chief Marketing Officer, reporting to the Company's Chief Executive Officer. As its Chief Marketing Officer, Employee agrees to devote his full business time, energy and skill to his duties at the Company. These duties shall include all those duties customarily performed by the Chief Marketing Officer.

         2. TERM OF EMPLOYMENT: Employee's employment with the Company will be for no specified term, and may be terminated by Employee or the Company at any time, with or without cause. Employee is requested to give Company two
(2) months advanced notice of departure. Upon the termination of Employee's employment with the Company, for any reason, neither Employee nor the Company shall have any further obligation or liability under this Agreement to the other, except as set forth in paragraphs 6, 7, 8, 9, 10 14 and 15 below.

         3. COMPENSATION: Employee shall be compensated by the Company, while an employee, for his services as follows:

              (a) BASE SALARY: As Chief Marketing Officer, Employee shall be paid a monthly Base Salary of $12,500 per month ($150,000 on an annualized basis), subject to applicable withholding, in accordance with the Company's normal payroll procedures. The Base Salary may be reviewed and modified periodically.

              (b) BENEFITS: Employee shall have the right, on the same basis as other members of senior management of the Company, to participate in and to receive benefits under any of the Company's employee benefit plans, as such plans may be modified from time to time. In addition, Employee shall be entitled to the benefits afforded to other members of senior management under the Company's vacation, holiday and business expense reimbursement policies.

              (c) PERFORMANCE BONUSES. Employee shall have the opportunity to earn a Performance Bonus. This Performance Bonus shall be based upon the achievement of certain fiscal and performance-based objectives as agreed to by Employee and the CEO. The Target Bonus for the first 12 fiscal months of Employee's employment shall be $50,000 (less applicable withholdings). This Performance Bonus is guaranteed for the first year of Employee's employment, and will be paid on a monthly basis ($4,166.67 per month) so long as Employee remains employed by the Company.

              (d) STOCK OPTIONS: Employee shall be granted the option to purchase 250,000 shares of the Common Stock of the Company (the "Options"). The Options shall vest over a four-year period as follows: 25% upon the first anniversary of the Effective Date of this agreement and 2.0833% per month during the succeeding thirty-six (36) month period. Except as


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otherwise provided in this Agreement, such options shall be subject to the terms of the Company's Stock Option Plan and the standard option agreements provided pursuant to the plan. Options will be granted at .21 cents per share.

              (e) RELOCATION EXPENSES. Employee will be reimbursed for the following expenses incurred in connection with his relocation from Connecticut to the San Francisco Bay Area:

                      (1) Reasonable travel expenses up to $2,400, including airline flights, for bona fida travel between your Connecticut home and the Bay Area through August 1, 1999;

                      (2) Temporary housing expenses up to $5,000 based on rental receipts for lodging in the Bay Area through August 1, 1999; and

                      (3) Reasonable moving expenses based on bona fida moving company receipts as of August 31, 1999. Three estimates must be obtained, including one from a moving company recommended by Company. The Company will reimburse expenses in an amount equivalent to the lowest estimate obtained.

              If, during the six months following the Effective Date of this Agreement, either: (i) Employee voluntarily terminates his employment relationship with the Company; or (ii) the Company terminates Employee's employment relationship for "Cause" as defined in paragraph 5(a) of the Agreement, Employee will reimburse the Company for all of the expenses paid pursuant to this paragraph 3(e).

         4. BENEFITS UPON TERMINATION: In the event of Employee's voluntary termination from employment with the Company, or in the event that Employee's employment terminates as a result of his death or disability (defined as the inability to perform the essential functions of Employee's position for a period of at least 180 days), Employee shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3 above through the date of his termination or in the case of any stock options, vested through the date of his termination.

         5. BENEFITS UPON OTHER TERMINATION. Employee agrees that his employment may be terminated by the Company at any time, with or without cause. In the event of the termination of Employee's employment by the Company for the reasons set forth below, he shall be entitled to the following:

              (a) TERMINATION FOR CAUSE: If Employee's employment is terminated by the Company for cause as defined below, Employee shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3, or in the case of any stock options, vested through the date of his termination.

         For purposes of this Agreement, a termination "for cause" occurs if Employee is terminated for, but not limited to, any of the following reasons:


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                               (1)      theft, dishonesty, or falsification
of any  employment or Company records;

                               (2)      conviction of a felony or any act
involving moral turpitude;

                               (3)      poor performance, as determined by
the Board in its sole discretion, based on reasonable business objectives, after written notice from Company and a reasonable opportunity to correct such poor performance.

                               (4)      improper disclosure of the Company's
confidential or proprietary information;

                               (5)      any intentional act by Employee that
has a  material detrimental effect on the Company's reputation or business; or

                               (6)      any material breach of this
Agreement, which breach, if curable, is not cured within thirty (30) days following written notice of such breach from the Company.

              (b) TERMINATION WITHOUT CAUSE: If Employee's employment is terminated by the Company for any reason other than for cause, Employee shall be entitled to the following separation benefits:

                      (i) all accrued compensation (including pro-rated Performance Bonus) and benefits through the date of termination; and

                      (ii) in the event that Employee's employment is terminated within one year following the Effective Date, Employee shall receive:

                               (a)      vesting in the Options described in
paragraph 3(d), above, as if Employee had remained employed by the Company for one full year; and

                               (b)      a lump sum payment equivalent to one
(1) week of Base Salary plus Monthly Bonus for each month of employment, less applicable withholding; or

                      (iii) in the event that Employee's employment is terminated on or after one year following the Effective Date, Employee shall receive:

                               (a)      additional vesting in the Options
described in paragraph 3(d), above, in the total amount of one-half of the Options that were unvested as of the date of the termination; and

                               (b)      a lump sum payment equivalent to
three (3) months of Base Salary, less applicable withholding.


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         6.   EMPLOYEE NON-DISCLOSURE AND PROPRIETARY RIGHTS ASSIGNMENT
AGREEMENT: Employee agrees to abide by the terms and conditions of the Company's standard Employee Non-Disclosure and Proprietary Rights Assignment Agreement as executed by Employee and attached hereto as EXHIBIT A.

         7. AGREEMENT NOT TO COMPETE UNFAIRLY: Employee agrees that in the event of his termination at any time and for any reason, he shall not compete with the Company in any unfair manner, including, without limitation, using any confidential or proprietary information of the Company to compete with the Company in any way.

         8. NON-SOLICITATION: Employee agrees that for a period of two years after the date of the termination of his employment for any reason, he shall not, either directly or indirectly, solicit the services, or attempt to solicit the services, of any employee of the Company to any other person or entity.

         9. DISPUTE RESOLUTION: In the event of any dispute or claim relating to or arising out of this Agreement (including, but not limited to, any claims of breach of contract, termination under Section 5.a.(3), wrongful termination or age, sex, race or other discrimination), Employee and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in San Francisco, California in accordance with its National Employment Dispute Resolution rules, as those rules are currently in effect (and not as they may be modified in the future). Employee acknowledges that by accepting this arbitration provision he is waiving any right to a jury trial in the event of such dispute. Provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of trade secrets or proprietary information.

         10. ATTORNEYS' FEES: The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

         11. INTERPRETATION: Employee and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

         12. SUCCESSORS AND ASSIGNS: This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by Employee, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement, except as otherwise noted herein.

         13. ENTIRE AGREEMENT: This Agreement constitutes the entire employment agreement between Employee and the Company regarding the terms and conditions of his employment, with the exception of (i) the agreement described in paragraph 6 and (ii) any stock option agreements between


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Employee and the Company. This Agreement (including the documents described in (i) and (ii) herein) supersedes all prior negotiations, representations or agreements between Employee and the Company, whether written or oral, concerning Employee's employment by the Company.

         14. VALIDITY: If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

         15. MODIFICATION: This Agreement may only be modified or amended by a supplemental written agreement signed by Employee and the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

                                                       iPrint, inc.


Date:   26 APRIL 1999                                By: /S/ ROYAL FARROS
      ------------------------------------------         ---------------------

                                                     Its:  CEO
                                                         ---------------------


Date:     4/26/99                                     /S/ ED SANDEN
      ------------------------------------------      ------------------------
                                                      Ed Sanden